UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

SECTION 3 – OTHER EVENTS

Item 8.01 Other Events.

On February 24, 2006, Man Sang Holdings, Inc. (the “Company”) approved the termination of Interwest Transfer Company, Inc. as the Company’s transfer agent and registrar for shares of its common stock and approved the appointment of American Stock Transfer & Trust Company as the Company’s new transfer agent and registrar. Effective February 27, 2006, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038 will provide all transfer agent and registrar services.

Date: February 28, 2006	MAN SANG HOLDINGS, INC.

By:       /s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer